                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                           AFC Cable Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                             AFC CABLE SYSTEMS, INC.

                          50 Kennedy Plaza, Suite 1250
                         Providence, Rhode Island 02903
                                 ---------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 27, 1998
                                 ---------------


         Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of AFC Cable Systems, Inc. (the "Company") will be held at the Biltmore Grand Heritage Hotel, Kennedy Plaza, Providence, Rhode Island at 10:00 a.m. on Wednesday, May 27, 1998 for the following purposes:

     1. To elect two Class II directors.

     2. To approve the adoption of the Company's 1998 Equity Incentive Plan.

     3. To approve the Amendment to the Restated Certificate of Incorporation to increase the authorized Common Stock from 15,000,000 to 50,000,000.

     4. To transact any other business that may properly come before the Meeting or any adjournment thereof.

         Stockholders of record at the close of business on April 6, 1998 are entitled to notice of and to vote at the Meeting.

         If you are unable to be present personally, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.



                                        By Order of the Board of Directors


                                        Raymond H. Keller
                                        Secretary

May 5, 1998

                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 27, 1998
                                 ---------------


                                 PROXY STATEMENT
                                 ---------------

         The enclosed form of proxy is solicited on behalf of the Board of Directors of AFC Cable Systems, Inc. ("AFC" or the "Company") to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held at the Biltmore Grand Heritage Hotel, Kennedy Plaza, Providence, Rhode Island 02903 at 10:00 a.m. on Wednesday, May 27, 1998 or at any adjournment thereof. The enclosed form of proxy and this Proxy Statement have been mailed to stockholders on or about
May 5, 1998 and constitutes notice of the Meeting pursuant to Section 222 of the Delaware General Corporation Law. A proxy may be revoked by a stockholder at any time before it is voted (i) by returning to the Company another properly signed proxy bearing a later date, (ii) by otherwise delivering a written revocation to the Secretary of the Company or (iii) by attending the Meeting or any adjourned session thereof and voting the shares covered by the proxy in person. Shares represented by the enclosed form of proxy properly executed and returned, and not revoked, will be voted at the Meeting.

         The expense of soliciting proxies will be borne by the Company. Officers and regular employees of the Company (who will receive no compensation therefor in addition to their regular salaries) may solicit proxies. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its directors, officers and regular employees to solicit proxies personally and by mail, telephone or telegram from brokerage houses and other shareholders. The Company will also reimburse brokers, banks and other custodians, nominees and fiduciaries and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals.

         In the absence of contrary instructions, the persons named as proxies will vote in accordance with the intentions stated below. The holders of record of shares of the common stock, $.01 par value (the "Common Stock"), of the Company at the close of business on April 6, 1998 are entitled to receive notice of and to vote at the Meeting. As of that date, the Company had issued and outstanding 11,463,972 shares of Common Stock. Holders of shares of Common Stock are entitled to one vote for each share.

         Consistent with state law and under the Company's by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Company to act as election inspectors for the Meeting. The two nominees for election as directors at the Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected directors. Approval of the 1998 Equity Incentive Plan and the amendment to the Restated Certificate of Incorporation to increase the authorized common stock will require the affirmative vote of a majority of the total votes of the outstanding shares of Common Stock represented at and entitled to vote at the Meeting. The election inspector will count shares represented by proxies that withhold authority to vote for the nominees for election as directors, for the 1998 Equity Incentive Plan, for the amendment to the Restated Certificate of Incorporation or that reflect abstentions and "broker non-votes" (i.e., shares represented at the Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes will have any effect on the outcome of voting on the matter.

         The Annual Report to Stockholders for AFC's fiscal year ended December 31, 1997 accompanies this Proxy Statement. This Proxy Statement and the enclosed proxy are being mailed to Stockholders on the same date as the date of the Notice of Annual Meeting. The principal executive offices of AFC are located at 50 Kennedy Plaza, Suite 1250, Providence, Rhode Island 02903.

                                   Item No. 1


                              ELECTION OF DIRECTORS

         The persons named in the enclosed proxy intend to vote each share as to which a proxy has been properly executed and returned and not revoked in favor of the election as directors of the two nominees named below, each of whom are now directors of the Company, unless authority to vote for the election of one or both of such nominees is withheld by marking the proxy to that effect.

         Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is divided into three classes, as nearly equal in number as possible, so that each director will serve for three years, with one class of directors being elected each year. Pursuant to the Restated Certificate of Incorporation and By-Laws, the nominees include only the two directors designated as Class II Directors, whose terms expire at the Meeting. The enclosed proxy cannot be voted for a greater number of persons than two.

         If Proposal I is approved, Robert R. Wheeler and Anthony J. Santoro will be elected as directors for a term of three years, expiring at the Annual Meeting to be held in the year 2001, and until their respective successors are elected and shall qualify to serve.

         It is expected that each of the nominees will be able to serve, but if any nominee is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee or nominees or to fix the number of directors at a lesser number.

         NOMINEES
         Name, Age (as of March 31, 1998),                                                       Director
        Business Experience and Current Directorships                                             Since
        ---------------------------------------------                                             -----

         ANTHONY J. SANTORO, 55, has been a Director of the Company since                          1993
         October 1993.  Mr. Santoro has been President of Roger Williams
         University and Roger Williams University School of Law since August
         1993 and served as Dean of Roger Williams University School of Law from
         July 1992 to August 1993.  Prior to that time, Mr. Santoro served as
         Dean and Professor of Law at Widener University School of Law from 1983 to 1992, Professor of law at the University of Bridgeport School of Law
         from 1976 to 1983 and Dean of the University of Bridgeport School of
         Law from 1976 to 1980.

         ROBERT R. WHEELER, 53, has been President and Chief Operating Officer                     1996
         of the Company since December 1995, and a Director of the Company since
         March 1996.  Mr. Wheeler was Executive Vice President and Chief
         Operating Officer of the Company from October 1995 to December 1995.
         From 1992 to 1995, Mr. Wheeler served as President and Chief Executive
         Officer of The North American Industrial Company of BICC Cable, Inc.


         CURRENT DIRECTORS
         Name, Age (as of March 31, 1998)                                                         Director         Term
         Business Experience and Current Directorships                                             Since          Expires
         ---------------------------------------------                                             -----          -------

         RALPH R. PAPITTO, 71, has been Chairman of the Board and a Director of                    1989            1999
         the Company since December 1989.  Mr. Papitto has been Chief Executive
         Officer since 1995.  Prior to December 1989, Mr. Papitto was the
         Chairman of the Board, Chief Executive Officer and a director of
         Nortek, Inc. ("Nortek"), an industrial conglomerate.  Mr. Papitto founded Nortek in 1967.  In 1956, Mr. Papitto founded Glass-Tite
         Industries, Inc., a manufacturer of electronic semiconductor components.  Mr. Papitto is also a director of Lynch Corporation, a communications and multi-media services company, and ACS Industries,
         Inc., a manufacturer of various industrial products, and is also
         Chairman of the Board of Trustees of Roger Williams University.

         MALCOLM M. DONAHUE, 76, has been a Director of the Company since March                    1996            2000
         1996.  Mr. Donahue has been a Professor of Law at Suffolk University
         Law School since 1956.  From 1973 to 1991 Mr. Donahue was the Associate
         Dean of Suffolk University Law School.

         RAYMOND H. KELLER, 60, has been Vice President and Chief Financial                        1989            2000
         Officer of the Company since December 1989, and a Director of the
         Company since October 1993. From January 1989 he served as the Vice
         President and Chief Financial Officer of the American Flexible Conduit
         Division of Nortek. Prior to that time, Mr. Keller held several positions with Microdot, Inc., a multi-industry components manufacturer. Most recently, Mr. Keller served as Vice President and
         Chief Financial Officer of the operating companies of Microdot, Inc.
         Mr. Keller had been employed by Microdot, Inc. since 1972.

Board of Directors and Committees


         The Board of Directors held seven meetings during the fiscal year ended December 31, 1997. Each current director attended at least 75% of the Board meetings and the meetings held by committees on which he served during fiscal 1997. The Board of Directors currently has two standing committees, the Audit Committee and the Compensation Committee. The Company does not have a standing Nominating Committee.

         The Audit Committee, composed of Messrs. Santoro and Donahue, held one meeting during the fiscal year ended December 31, 1997. The Audit Committee recommends to the Board of Directors the independent auditors of the Company, reviews the professional services provided by the Company's independent auditors, the independence of such auditors from management of the company, the annual financial statements of the Company and the Company's system of internal accounting controls. The Audit Committee also reviews such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as may be brought to its attention.

         The Compensation Committee, composed of Messrs. Santoro and Donahue, held five meetings during the fiscal year ended December 31, 1997. The Compensation Committee reviews and establishes the Company's compensation practices and policies and administers the equity incentive and stock option plans of the Company.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


         The following table and notes thereto set forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 31, 1998 by (i) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock of the Company, (ii) each of the chief executive officer and all other executive officers of the Company whose total compensation exceeded $100,000 in fiscal 1997 (the "Named Executive Officers") and each director of the Company, and (iii) all Named Executive Officers and directors of the Company as a group. Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned. Unless otherwise indicated below, each person or entity listed maintains a mailing address of c/o AFC Cable Systems, Inc., 55 Samuel Barnet Boulevard, New Bedford, MA 02745.

                                                                           Common Stock
                                                                        Beneficially Owned
                                                         ----------------------------------------------------
                                                                                         Percentage of
         Names                                              Number of Shares         Outstanding Shares(1)
                                                            ----------------         ---------------------

         Ralph R. Papitto*+(2)                                     2,498,657                 21.8%
         Robert R. Wheeler*+(3)                                       89,081                  **
         Raymond H. Keller*+(4)                                       62,399                  **
         Malcolm M. Donahue+(5)                                        3,274                  **
         Anthony J. Santoro+(6)                                        5,000                  **
         All Directors and Executive
           Officers as a group (5 persons)                         2,658,411                 23.2%
         FMR Corp.                                                 1,479,950                 12.9%
           82 Devonshire Street
           Boston, MA 02109
         Wellington Management Company, LLP                          637,500                  5.6%
           75 State Street
           Boston, MA 02129

----------

 *  Named Executive Officer
  +  Director of the Company
**  Less than 1 percent

----------
(1) Percentage of ownership is based on 11,462,410 shares of Common Stock outstanding as of March 31, 1998.
(2)  Includes 43,750 shares subject to exercisable stock options.
(3) Includes 61,250 shares subject to exercisable stock options, 19,977 shares of restricted stock on which forfeiture provisions lapse with respect to 9,925 shares on March 11, 1999, and 5,026 shares on each of March 13, 1999 and March 13, 2000, and 1,050 shares held pursuant to the Company's 401(k) plan.
(4) Includes 48,437 shares subject to exercisable stock options, 9,205 shares of restricted stock on which forfeiture provisions lapse with respect to 3,358 shares on March 11, 1999, 2,923 shares on March 13, 1999 and 2,924 shares on March 13, 2000 and 672 shares held pursuant to the Company's 401(k) plan.
(5)  Includes 2,500 shares subject to exercisable stock options.
(6)  Includes 3,750 shares subject to exercisable stock options.

                             EXECUTIVE COMPENSATION


Report of the Compensation Committee of the Board of Directors


         The Compensation Committee, which is responsible for making recommendations to the Board of Directors on compensation relating to officers of the Company and administering the Company's equity incentive and stock option plans, makes the following report on executive compensation for fiscal 1997.

         The Company's executive compensation program is designed to reward and retain executives who are capable of leading the Company in achieving its strategic and financial objectives.

         The Company relies on three compensation components to motivate executive performance: annual salary, incentive bonuses (in cash and/or Common Stock) and stock-based incentive compensation. Each of the Named Executive Officers has an annual base salary, established by an employment agreement or otherwise, at a level the Company believes is comparable to companies in its industry and in the mid-range for growth companies traded on the Nasdaq National Market. In addition to base salary, each executive officer receives an incentive bonus at the end of each fiscal year based upon corporate performance and that officer's individual performance. Corporate performance is measured by the Company's strategic and financial performance in that fiscal year, with particular emphasis on pre-tax earnings. Individual performance is measured by the officer's contribution to achieving targeted performance criteria. In recognition of the Company's improved sales and earnings, Mr. Papitto's 1997 salary and bonus were increased over that earned in 1996 by $48,000 and $180,000, respectively.

         The Compensation Committee believes that short-term fluctuations in stock price do not necessarily reflect the underlying strength or future prospects of the Company and therefore, does not emphasize year-to-year changes in stock price in its evaluation of corporate performance. The Compensation Committee believes that long-term stock price appreciation more accurately reflects the Company's achievement of its strategic goals and objectives. Accordingly, the Company seeks to create long-term performance incentives for its key employees by aligning their economic interests with the interests of the Company's long-term shareholders through the Company's stock-based incentive compensation program. Stock options are granted to key employees generally at a price equal to the fair market value on the date of grant, and awards are based on the performance of such employees and anticipated contributions by such employees in helping the Company achieve its strategic goals and objectives. Stock option grants are also made by reference to the number of stock options an employee already holds and actual shareholdings. In fiscal 1997, stock options were granted to key employees, including three Named Executive Officers, upon recommendation of management and approval of the Compensation Committee. Details on stock option and restricted stock grants are included in the tables following this report.

With respect to the above matters, the Compensation Committee submits this report.

COMPENSATION COMMITTEE

Anthony J. Santoro
Malcolm M. Donahue

         The following tables set forth information with respect to the compensation of the Named Executive Officers earned during fiscal 1997, 1996 and 1995:

                                                        SUMMARY COMPENSATION TABLE
                                                                                           Long-Term
                                             Annual Compensation                          Compensation
                                 ---------------------------------------------    -------------------------

                                                                                  Restricted
Name and Principal                                              Other Annual        Stock                            All Other
Position                     Year    Salary($)    Bonus($)   Compensation($)(1)   Award($)(2)     Options(#)    Compensation($)(3)
--------                     ----    ---------    --------   ------------------   -----------     ----------    ------------------

Ralph R. Papitto             1997     300,000     280,000                                         143,750                     310
   Chairman of the           1996     252,501     100,000                                                                  10,914
   Board and Chief           1995     189,996      75,000                                                                  10,200
   Executive Officer

Robert R. Wheeler            1997     200,000     332,199                            356,846      100,000                  14,710
   President and Chief       1996     190,769      81,680                9,131       377,150       50,000                  11,251
   Operating Officer         1995      30,769      20,000                                          37,500                   1,821

Raymond H. Keller            1997     131,000     140,056                            207,569       18,750                  11,484
   Vice President and        1996     131,000      64,479                            127,585                               11,223
   Chief Financial           1995     131,000      39,415                                                                  11,310
   Officer
----------

(1) The amount reported for Mr. Wheeler in 1996 represents a relocation expense paid on his behalf.

(2) The restricted stock awards for Messrs. Wheeler and Keller in 1997 represent grants of restricted stock, at no cost, under the Company's 1997 Equity Incentive Plan pursuant to the Company's 1997 Bonus Plan. The dollar value of the restricted stock is based on the closing market price of the Company's Common Stock on the date of grant. During 1997, the Company granted an aggregate of 10,052 and 5,847 shares of restricted stock to Messrs. Wheeler and Keller, respectively, in payment incentive bonuses. Restrictions on this restricted stock lapse equally over two years commencing March 13, 1999. The restricted stock awards for Messrs. Wheeler and Keller in 1996 represent grants of restricted stock, at no cost, under the Company's 1993 Equity Incentive Plan pursuant to the Company's 1996 Bonus Plan. The dollar value of the restricted stock is based on the closing market price of the Company's Common Stock on the date of grant. During 1996, the Company granted an aggregate of 19,850 and 6,715 shares of restricted stock to Messrs. Wheeler and Keller, respectively, in payment of 1996 incentive bonuses. Restrictions on this restricted stock lapse equally over two years commencing March 11, 1998. Shares of restricted stock are entitled to the same dividends as those paid, if any, to holders of unrestricted shares.

(3) Includes insurance premiums paid by the Company on behalf of the named executive and, for Messrs. Wheeler and Keller, employer contributions under the Company's Nonunion Salaried and Hourly Employees 401(k) Savings Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                  Individual Grants
     ------------------------------------------------------------------------------------
                                        % of Total                                           Potential Realizable Value
                                         Options                                              at Assumed Annual Rates
                                        Granted to                                          of Stock Price Appreciation
                         Options       Employees in      Exercise         Expiration           for Option Term($)(2)
                                                                                               ---------------------
     Name               Granted(#)    Fiscal Year(1)    Price($/Sh)          Date              5%                10%
     ----               ----------    --------------    -----------          ----              --                ---

Ralph R. Papitto        143,750(3)        25.8%           $15.40            3/4/07           $1,392,218    $3,528,200
Robert R. Wheeler       100,000(4)        17.9%           $15.40            3/4/07           $  968,500    $2,454,400
Raymond H. Keller        18,750(5)         3.4%           $15.40            3/4/07           $  181,594    $  460,200
----------

(1) During fiscal 1997, the Company granted to its employees options covering 557,500 shares of Common Stock.

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the market value of the Company's Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. A gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individual.

(3) The option is exercisable on October 15, 1997 with respect to 18,750 shares and in annual increments of 31,250 shares each commencing March 4, 1998 with respect to the remaining shares.

(4) The option is exercisable in annual increments of 25,000 shares each commencing March 4, 1998.

(5) The option is exercisable in two annual increments of 4,687 shares each commencing March 4, 1998 and two annual increments of 4,688 shares each commencing March 4, 2000.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                               Value of Unexercised
                                                            Number of Unexercised             In-the-Money Options at
                                                             Options at FY-End(#)                   FY-End($)(1)
                                                             --------------------                   ------------
                        Shares Acquired     Value
Name                     on Exercise(#)   Realized($)     Exercisable   Unexercisable        Exercisable   Unexercisable
----                     --------------   -----------     -----------   -------------        -----------   -------------

Ralph R. Papitto              -               -                     0         143,750                  0       2,062,813
Robert R. Wheeler             -               -                18,750          18,750            377,813         377,813
                              -               -                 6,250          18,750            123,438         370,313
                              -               -                 5,000          20,000             85,750         343,000
                              -               -                     0         100,000                  0       1,435,000
Raymond H. Keller             -               -                25,000           6,250            543,750         135,938
                              -               -                18,750          12,500            332,813         221,875
                              -               -                     0          18,750                  0         269,062
----------

(1) The closing bid price for the Company's Common Stock on the Nasdaq National Market on December 31, 1997, the last trading day of the fiscal year, was $29.75 per share.

Pension Plan


         The Company has in effect a Supplemental Executive Retirement Plan ("SERP") for certain key executives. The SERP is designed to supplement the Company's Nonunion Salaried and Hourly Employees 401(k) Savings Plan and primary Social Security benefits. Under the SERP, participating key executives who retire at or after the age of 55 and have participated in the SERP for at least 10 years are provided monthly benefits payable over a period of 180 months after retirement. The benefits are based on discretionary annual contributions made by the Company. Such contributions represent a percent of the participants' annual compensation, which percent is determined annually by the Company. Of the Named Executive Officers of the Company, Messrs. Wheeler and Keller each participate in the SERP and their respective estimated annual benefits payable upon normal retirement are approximately $184,942 and $81,808, respectively.


Compensation of Directors

         Directors who are not executive officers of the Company receive annual compensation of $9,600, payable monthly, plus $500 for each board or committee meeting attended in person and $250 for each telephonic board meeting. Additionally, pursuant to the Company's 1993 Directors' Stock Option Plan (the "Plan") each non-employee director of the Company is awarded a stock option covering 10,000 shares of Common Stock on the date of his or her first election as a director. The exercise price of all options granted under the Plan may not be less than 100% of the fair market value of the Common Stock on the date of the grant. Options expire 10 years after the date of grant and become exercisable in equal installments over a five year period starting with the first anniversary of grant. No options were awarded under the Plan during the year ended December 31, 1997.

Change in Control Severance Benefit Plan


         The Company has entered into severance agreements (the "Severance Agreements") with Robert R. Wheeler and Raymond H. Keller (collectively the "Employees" and each an "Employee"). The Severance Agreements provide that if within twenty-four months following a Change in Control, the Employee's employment is terminated for any reason, or if there is a material adverse change (as defined therein) that entitles Employee to treat such change as a termination, Employee shall be entitled to receive severance pay at an annual rate equal to (i) his basic salary at the annual rate in effect immediately prior to any such Change in Control (or, if higher, immediately prior to such termination), plus (ii) the highest amount of bonus or incentive compensation paid or payable in cash or stock (valued as of the date of such bonus) to Employee (irrespective of any decision to defer any payment with respect thereto) for any one of the three calendar years prior to such Change in Control (or, if higher, immediately prior to such termination), such severance pay to be paid for the twenty-four month period following such termination in the same manner as Employee's basic salary was paid immediately prior to such termination and to be subject to appropriate tax withholding. The Company is obligated to provide the Employee with coverage under the Company's group health plans or substantially similar plans for a period of twenty-four months from the date of termination, unless Employee elects to be paid the value of such benefits in cash.

         Within thirty (30) days following a Change in Control, regardless of whether an Employee's employment has been terminated, the Employee will be paid 20% of his basic salary immediately prior to the Change in Control. Payment of such amount shall be considered severance pay in consideration of past services during a period while any such Change in Control is pending and thereafter and is not to be reduced by compensation or income received by Employee from any other employment or other source.

         A Change in Control is generally defined to include (i) certain changes in the majority membership of the Board of Directors; (ii) the Company ceasing to be a publicly-owned corporation having at least 500 stockholders; (iii) an event required to be reported as a Change in Control in certain filings with the Securities and Exchange Commission; (iv) certain situations in which the Company executes an agreement of acquisition, merger or consolidation with respect to substantially all of the business and/or assets of the Company; and (v) certain acquisitions of securities representing 25% or more of votes that could be cast for election of the Company's Board of Directors.

Certain Relationships and Related Transactions

         During fiscal 1997, the Company paid fees of 50,000 shares of its Common Stock to an entity affiliated with Mr. Papitto in connection with acquisitions completed by the Company.

Performance Graph

         The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return on the Nasdaq National Market - US Index and the Standard & Poors ("S&P") Electrical Equipment Index from December 16, 1993, the date the Company's Common Stock began to trade publicly, through December 31, 1997, the last trading day of fiscal 1997. The cumulative total shareholder return is based on $100 invested in Common Stock of the Company and in the respective indices on December 16, 1993 (including reinvestment of dividends).



--------------------------------------------------------------------------------------------
                                  12/16/93  12/31/93  12/31/94  12/31/95  12/31/96  12/31/97
--------------------------------------------------------------------------------------------
AFC CABLE SYSTEMS, INC.             100        94       145       138       239       372
NASDAQ STOCK MARKET - US INDEX      100       103       101       142       175       215
S&P ELECTRICAL EQUIPMENT INDEX      100       101       100       136       181       250
--------------------------------------------------------------------------------------------



         The stock prices on the Performance Graph are not necessarily indicative of future stock price performance. Each of the Report of the Compensation Committee of the Board of Directors and the Performance Graph shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Such persons are required by regulations of the Securities Exchange Act of 1934 to furnish the Company with copies of all
Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such forms furnished to the Company with respect to fiscal 1997, or written representations that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and ten percent beneficial owners were complied with.

                                   Item No. 2


                     APPROVAL OF 1998 EQUITY INCENTIVE PLAN

         On April 1, 1998, the Board of Directors approved, subject to stockholder approval, the 1998 Equity Incentive Plan (the "Plan"), and the issuance of 600,000 shares of Common Stock pursuant to awards thereunder.

         The purpose of the Plan is to advance the interests of the Company and its subsidiaries by enhancing their ability to attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries, and to reward participants for such contributions, through ownership of shares of Common Stock (the "Stock") of the Company and cash incentives. The Plan is intended to accomplish these goals by enabling the Company to grant awards in the form of options, stock appreciation rights, restricted stock, unrestricted stock or deferred stock, or performance awards, or combinations thereof, all as more fully described below.

General

         The Plan will be administered by a committee of the Board of Directors designated for such purposes, consisting of at least two directors (the "Committee"). During such times as the Stock is registered under the Securities Exchange Act of 1934 (the "1934 Act"), all members of the Committee will be "non-employee directors" within the meaning of Rule 16b-3 promulgated under the 1934 Act and "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code"). Under the Plan, the Committee may grant stock options, stock appreciation rights, restricted stock, unrestricted stock, deferred stock, and performance awards (in cash or stock), or combinations thereof, and may waive the terms and conditions of any award. A total of 600,000 shares of Stock are reserved for issuance under the Plan. Employees of the Company and its subsidiaries and other persons or entities who are in a position to make a significant contribution to the success of the Company are eligible to receive awards under the Plan.

         Section 162(m) of the Code places annual limitations on the deductibility by public companies of compensation in excess of $1,000,000 paid to each of the chief executive officer and the other four most highly compensated officers, unless, among other things, the compensation is performance-based. For compensation attributable to stock options and stock appreciation rights to qualify as performance-based, the plan under which they are granted must state a maximum number of shares with respect to which options and rights may be granted to an individual during a specified period and must be approved by the Company's stockholders. To comply with these requirements, the Plan provides that the maximum number of shares as to which awards may be granted to any participant in any one calendar year is 250,000, and the Plan is being submitted for stockholder approval.

         Stock Options. The exercise price of an incentive stock option ("ISO") granted under the Plan or an option intended to qualify as performance-based compensation under Section 162(m) of the Code shall not be less than 100% of the fair market value of the Stock at the time of grant. The exercise price of a non-ISO granted under the Plan is determined by the Committee. Options granted under the Plan will expire and terminate 10 years from the date of grant. The exercise price may be paid in cash or by check, bank draft or money order payable to the order of the Company. Subject to certain additional limitations, the Committee may also permit the exercise price to be paid by tendering shares of Stock, by delivery to the Company an undertaking by a broker to deliver promptly sufficient funds to pay the exercise price, or a combination of the foregoing.

         Stock Appreciation Rights (SARs). Stock appreciation rights ("SARs") may be granted either alone or in tandem with stock option grants. Each SAR entitles the holder on exercise to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) determined in whole or in part by reference to appreciation in the fair market value of a share of Stock. SARs may be based solely on appreciation in the fair market value of Stock or on a comparison of such appreciation with some other measure of market growth. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Committee. If an SAR is granted in tandem with an option, the SAR will be exercisable only to the extent the option is exercisable. To the extent the option is exercised, the accompanying SAR will cease to be exercisable, and vice versa.

         Stock Awards; Deferred Stock. The Plan provides for awards of nontransferable shares of restricted Stock subject to forfeiture ("Restricted Stock"), as well as unrestricted shares of Stock. Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period and the satisfaction of any other conditions or restrictions established by the Committee. Except as the Committee may otherwise determine, if a participant dies or ceases to be an employee or ceases to continue the consulting or other similar relationship engaged in by such participant with the Company for any reason during the restricted period, the Company may purchase the shares of Restricted Stock subject to certain restrictions and conditions. Other awards under the Plan may also be settled with Restricted Stock. The Plan also provides for deferred grants entitling the recipient to receive shares of Stock in the future at such times and on such conditions as the Committee may specify.

         Performance Awards. The Plan provides for performance awards entitling the recipient to receive cash or Stock following the attainment of performance goals determined by the Committee. Performance conditions and provisions for deferred stock may also be attached to other awards under the Plan. In the case of any performance award intended to qualify for the performance-based remuneration exception described in Section 162(m) of the Code (an "Exempt Award"), the Committee will in writing pre-establish specific performance goals that are based upon any one or more operational, result or event-specific goals. The maximum Exempt Award payable to an individual in respect of any performance goal for any year cannot exceed $2,500,000. Payment of performance awards based upon a performance goal for calendar years 2004 and thereafter is conditioned upon re-approval by the stockholders of the Company no later than the first meeting of stockholders in 2003.

         Termination. Except as otherwise provided by the Committee, if a participant dies, options and SARs exercisable immediately prior to death may be exercised by the participant's executor, administrator or transferee during a period of one year following such death (or for the remainder of their original term, if less). Options and

SARs not exercisable at a participant's death terminate. Outstanding awards of Restricted Stock must be transferred to the Company upon a participant's death, and deferred stock grants, performance awards and supplemental awards to which a participant is not irrevocably entitled will be terminated unless otherwise provided. In the case of termination for reasons other than death, options and SARs remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less), shares of Restricted Stock must be sold to the Company, and other awards terminate, except as otherwise provided.

         In the case of certain mergers, consolidations or other transactions in which the Company is acquired or is liquidated, all outstanding awards will terminate. The Committee may, however, in its discretion cause unvested awards to vest or become exercisable, remove performance or other conditions on the exercise of or vested right to an award, or in certain circumstances provide for replacement awards.

         Amendment. The Committee may amend the Plan or any outstanding award at any time, provided that no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code.

New Plan Benefit

         The future benefits or amounts that would be received under the Plan by the executive officers, the non-executive officer directors and the non-executive officer employees are discretionary and are therefore not determinable at this time.

Federal Tax Effects

         The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local or non-U.S. taxes.

         Incentive Stock Options. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

         Nonstatutory (Non-ISO) Options. In general, in the case of a non-ISO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, appreciation or depreciation after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

         In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a non-ISO. ISOs are also treated as non-ISOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

         Under the so-called "golden parachute" provisions of the Code, the vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Plan, may be subject to an additional 20% federal tax and may be nondeductible to the Company.

                                   Item No. 3


     APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO
       INCREASE THE AUTHORIZED COMMON STOCK FROM 15,000,000 TO 50,000,000

         On April 1, 1998 the Board of Directors voted, subject to approval by the stockholders, to amend Article IV of the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock, par value $.01 per share, from 15,000,000 to 50,000,000 (the "Amendment").

         On April 6, 1998, the Company had 11,463,972 shares of Common Stock outstanding and 1,590,869 shares and 625,000 shares, respectively, reserved for issuance upon exercise of stock options and under qualified employee savings plans. The Board of Directors believes that it is desirable to have available a substantial number of authorized but unissued shares of Common Stock which may be issued from time to time, without further action by the stockholders, to provide for stock splits or stock dividends, stock options and other equity incentives, to be able to take advantage of acquisition opportunities, to meet future capital needs, and for other general corporate purposes.

         Any issuance of additional shares of Common Stock would have the effect of reducing the percentage voting interests of previously outstanding Common Stock. Shares of authorized but unissued Common Stock may be issued from time to time by the Board of Directors without further stockholder action unless such action is required by the law of the State of Delaware, under which the Company is incorporated, the Company's Certificate of Incorporation, or the rules of the Nasdaq National Market System ("Nasdaq"). Nasdaq currently has a qualification requirement, the effect of which is to require that a listed company obtain prior stockholder approval when issuing shares of authorized but unissued Common Stock in certain transactions in an amount greater than 20% of its then outstanding Common Stock.

         In addition to the foregoing uses for authorized but unissued stock, additional authorized but unissued shares of Common Stock might be used in the context of a defense against or response to possible or threatened hostile takeovers.

         The holders of Common Stock do not have preemptive rights to subscribe to shares of Common Stock or other securities issued by the Company. The issuance of additional authorized shares of Common Stock may dilute the voting power and equity interest of present stockholders. It is not possible to predict in advance whether the issuance of additional shares will have a dilutive effect on earnings per share as it depends on the specific events associated with a particular transaction.

         If the stockholders approve the Amendment, it will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, which is expected to take place promptly after the stockholders' meeting. The Amendment does not alter or change the powers, preferences, or special rights of the holders of shares of Common Stock or any other class of stock.

                                  AUDIT MATTERS
         Ernst & Young LLP has been selected to audit the financial statements of the Company for the fiscal year ending December 31, 1998, and to report the results of their examination.

         A representative of Ernst & Young LLP is expected to be present at the Meeting and will be afforded the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from stockholders.

                              STOCKHOLDER PROPOSALS
         Proposals of stockholders submitted for consideration at the Annual Meeting of Stockholders in 1999 must be received by the Company no later than December 1, 1998.

                                 OTHER BUSINESS
         The Board of Directors knows of no business that will come before the meeting for action except as described in the accompanying Notice of Meeting. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.


                                   FORM 10-K
         A copy of AFC's Annual Report on Form 10-K filed with the Securities and Exchange Commission is available without charge by writing to: AFC Cable Systems, Inc., ATTN: Virginia Johnson, Assistant Secretary, 50 Kennedy Plaza, Suite 1250, Providence, Rhode Island 02903 (Telephone (401) 453-2000).

                                  DETACH HERE

                                     PROXY

                 ANNUAL MEETING OF AFC CABLE SYSTEMS, INC.
                                  MAY 27, 1998


   The undersigned hereby constitutes and appoints Ralph R. Papitto and Raymond H. Keller, or either of them individually, with power of substitution to each, proxies to vote and act at the Annual Meeting of Stockholders of AFC Cable Systems, Inc. to be held on May 27, 1998 at the Biltmore Grand Heritage Hotel, Kennedy Plaza, Providence, Rhode Island 02903, at 10:00 a.m., and at any adjournments thereof, upon and with respect to the number of shares of Common Stock, par value $.01 per share, that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies, or their substitutes, to vote in such manner as they may determine on any matters which may come before the meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged, and to vote on the following as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Unless otherwise specified in the boxes provided on the reverse side hereof, the proxy will be voted IN FAVOR of the nominees for director, IN FAVOR of the 1998 Equity Incentive Plan, IN FAVOR of the Amendment to the Restated Certificate of Incorporation to increase the authorized Common Stock, and in the discretion of the named proxies as to any other matter that may come before this meeting or any adjournments thereof.

/ SEE REVERSE SIDE /
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
/ SEE REVERSE SIDE/

                                  DETACH HERE


/ X / Please mark votes as in this example

PLEASE DO NOT FOLD THIS PROXY.

1. Election of Directors
   The undersigned hereby grants authority to elect the following nominees: Robert R. Wheeler and Anthony J. Santoro

    FOR / /     Withheld / /

/ / _____________________________________
    For all nominees except as noted above

                                                        FOR  AGAINST  ABSTAIN
2. Adoption of the 1998 Equity Incentive Plan           / /     / /     / /

3. Amendment to the Restated Certificate of
   Incorporation to increase the authorized
   Common Stock                                         / /     / /     / /

4. In their discretion, the proxies are
   authorized to vote upon such other business
   as may properly come before the Meeting.             / /     / /     / /

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

Please sign exactly as name(s) appear hereon. When signing as attorney, executor, administrator, trustee, or guardian, please sign your full title as such. Each joint owner should sign.

Signature:________________ Date:_______ Signature:________________ Date:_______